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PRESS RELEASE

                AmericasBank Corp. reports second quarter profit


TOWSON, Md. (July 26, 2006) --AmericasBank Corp. (Nasdaq: AMAB), the parent company of AmericasBank today announced financial results for the second quarter and six months ending June 30, 2006, which included a profitable current quarter, continuing improvement in operations and growth in its loan portfolio and net interest margins.

Net income for the second quarter was $8,952, as compared with a net loss of $(151,470) for the second quarter of 2005. For the first half of 2006, the company reported a net loss of $(204,723), compared with a net loss of $(303,977) for the first half of last year.

On a sequential basis, net interest income increased 32.0% to $805,400 for the three months ended June 30, 2006 from $610,000 for the three months ended March 31, 2006, as the company's net interest margin increased to 4.22% from 3.51%. Non interest revenues increased 65.7% to $135,369 for the quarter ended June 30, 2006 from $81,700 for the quarter ended March 31, 2006, reflecting seasonality in the company's mortgage business and a slowdown in the real estate market. Noninterest expenses increased 5.6% between the first and second quarters of 2006, to $897,817 for the three months ended June 30, 2006.

On a comparative basis to the three and six months ended June 30, 2005, net interest income in 2006 increased 120.7% and 95.1%, respectively, while non interest revenues contracted (5.1)% and (22.3)%, respectively. Noninterest expenses on a comparative basis increased 40.5% and 35.6% for the same periods, respectively.

"Consistent, high-quality loan growth and a better net interest margin led to a profitable second quarter, continuing our trend of overall improvement in both financial performance and operational stability," said Mark H. Anders, President & CEO of AmericasBank. "We made significant investments in our staff and added seasoned talent to our lending team to capitalize on the strong loan demand within our local niche markets."

Total assets at June 30, 2006 topped $81.8 million, an increase of 12.5% or $9.1 million since December 31, 2005. Loans and leases, net of the allowance for loan losses, were $63.1 million at June 30, 2006, compared with $49.0 million at December 31, 2005 and $39.1 million at the end of the second quarter of 2005.


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Total deposits at June 30, 2006 were $65.5 million, down from $67.2 million at
December 31, 2005 and up from $56.8 million at June 30, 2005. Stockholders equity amounted to $16.1 million at June 30, 2006, compared with $5.3 million at December 31, 2005 and $5.2 million at June 30, 2005.

About AmericasBank Corp.

AmericasBank Corp. is the parent company of AmericasBank, a Maryland-chartered commercial bank headquartered in Towson, Maryland. AmericasBank is dedicated to contributing to the growth and prosperity of the communities it serves, with a special focus on serving the needs of the business community and promoting home ownership.

The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws. Such statements, regarding AmericasBank Corp.'s anticipated future results of operations, are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: the risk that AmericasBank Corp. may continue to incur losses; the possible loss of key personnel; the inability to successfully implement strategic initiatives; risk of changes in interest rates, deposit flows and loan demand; risks associated with AmericasBank's lending limit; risks associated with the lack of a credit facility; risk associated with having a large percentage of residential real estate loans secured by investment properties; risk of an industry concentration with respect to deposits; risk of credit losses; risks associated with residential mortgage lending, including acting as a correspondent lender; risk associated with a slowdown in the housing market or high interest rates; the allowance for loan and lease losses may not be sufficient; operational risks of the leasing companies to which AmericasBank has extended credit in connection with the lease portfolio; dependence on third party vendors; risk of insufficient capital; risk of possible future regulatory action as a result of past violations of the Real Estate Settlement Procedures Act; as well as changes in economic, competitive, governmental, regulatory, technological and other factors that may affect AmericasBank Corp. or AmericasBank specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. AmericasBank Corp. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to the AmericasBank Corp's filings with the U.S. Securities and Exchange Commission and available at their web site www.sec.gov.

                     SUPPLEMENTAL FINANCIAL DATA IS ATTACHED

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
                                     AMERICASBANK CORP. AND SUBSIDIARY
                                     UNAUDITED SUMMARY FINANCIAL DATA

                                                 -------------------------------------------------------------------
                                                                CONSOLIDATED STATEMENT OF OPERATIONS
                                                 -------------------------------------------------------------------
                                                      SIX MONTHS ENDED                       THREE MONTHS ENDED
                                                 ---------------------------             ---------------------------
                                                  6/30/2006     6/30/2005                  6/30/2006    6/30/2005
                                                 ----------- ---------------             ------------ --------------
INCOME STATEMENT DATA:
  Interest revenue                                $ 2,612,872   $ 1,390,534              $ 1,411,071   $   745,668
  Interest expense                                  1,197,464       664,922                  605,671       380,763
                                                  -----------   -----------              -----------   -----------
  Net interest income                               1,415,408       725,612                  805,400       364,905
  Provision for loan and lease losses                  89,000        20,000                   34,000        20,000
  Noninterest revenue                                 217,069       279,217                  135,369       142,672
  Noninterest expenses                              1,748,200     1,288,806                  897,817       639,047
                                                  -----------   -----------              -----------   -----------
  Income (loss) before incomes taxes                 (204,723)     (303,977)                   8,952      (151,470)
  Income taxes                                              -             -                        -             -
                                                  -----------   -----------              -----------   -----------
  Net income (loss)                               $  (204,723)  $  (303,977)             $     8,952   $  (151,470)
                                                  ============  ===========              ===========   ===========

PER SHARE AND SHARES OUTSTANDING DATA:
  Basic and diluted net income (loss) per
   common share$                                  $     (0.10)  $     (0.16)             $         -   $     (0.16)
  Average shares outstanding, basic and diluted     2,016,564       941,702                2,662,581       941,702

PERFORMANCE RATIOS:
  Return on average assets                              (0.54)%       (1.27)%                   0.05%        (1.12)%
  Return on average equity                              (3.35)%      (11.69)%                   0.21%       (11.91)%
  Net interest margin                                    3.88%         3.17%                    4.22%         2.83%

                                                 -------------------------------------------------------------------
                                                              COMPARATIVE SUMMARY FINANCIAL DATA BY QUARTER
                                                 -------------------------------------------------------------------
                                                                            QUARTER ENDED
                                                 -------------------------------------------------------------------
                                                   6/30/2006     3/31/2006    12/31/2005    9/30/2005    6/30/2005
                                                 ------------ ------------- ------------- ------------ -------------
INCOME STATEMENT DATA:
  Interest revenue                               $  1,411,071   $ 1,201,801  $ 1,113,345  $   937,002  $   745,668
  Interest expense                                    605,671       591,793      565,528      454,157      380,763
                                                 ------------   -----------  -----------  -----------  -----------
  Net interest income                                 805,400       610,008      547,817      482,845      364,905
  Provision for loan and lease losses                  34,000        55,000       17,000       15,000       20,000
  Noninterest revenue                                 135,369        81,700      181,666      170,712      142,672
  Noninterest expenses                                897,817       850,383      705,191      649,658      639,047
                                                 ------------   -----------  -----------  -----------  -----------
  Income (loss) before incomes taxes                    8,952      (213,675)       7,292      (11,101)    (151,470)
  Income taxes                                              -             -            -            -            -
                                                 ------------   -----------  -----------  -----------  -----------
  Net income (loss)                              $      8,952   $  (213,675) $     7,292  $   (11,101) $  (151,470)
                                                 ============   ===========  ===========  ===========  ===========

PER SHARE AND SHARES OUTSTANDING DATA:
  Basic and diluted net income (loss) per
   common share                                  $          -   $     (0.16) $         -  $     (0.01) $     (0.16)
  Book value per common share at period end      $       6.07   $      6.04  $      5.58  $      5.51  $      5.47
  Average shares outstanding, basic and diluted     2,662,581     1,363,369      941,702      941,702      941,702

BALANCE SHEET DATA:
  Total assets                                   $ 81,856,691   $78,932,257  $72,746,064  $71,307,715  $62,030,668
  Total loans, net                                 63,146,031    54,863,173   48,989,605   45,897,697   39,087,278
  Total deposits                                   65,532,429    62,452,118   67,175,482   65,938,331   56,774,868
  Stockholders' equity                           $ 16,105,896   $16,098,687  $ 5,256,051  $ 5,184,807  $ 5,155,512

PERFORMANCE RATIOS:
  Net interest margin                                    4.22%         3.51%        3.15%        3.23%        2.83%

ASSET QUALITY RATIOS:
  Allowance to period-end loans                          0.71%         0.76%        0.74%        0.76%        0.85%
  Non-performing loans to allowance for loan
   and lease losses                                    138.91%       148.45%      169.73%      177.94%      185.86%
  Non-performing assets to total assets                  0.77%         0.79%        0.86%        0.87%        1.00%
  Net chargeoffs (recoveries) to average loans              -             -            -            -            -

CAPITAL RATIOS:
  Total risk-based capital ratio                        27.78%        31.21%       11.32%       12.84%       14.37%
  Tier I risk-based capital ratio                       26.98%        30.40%       10.54%       11.98%       13.45%
  Tier I leverage capital ratio                         20.00%        21.75%        6.95%        7.97%        9.02%

Contact:

AmericasBank Corp.
Mark H. Anders, 443-921-0804
Website:  www.americasbank.com
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